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                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 dated February 12, 1997, pertaining to the Non-statutory Stock Option Agreement dated July 1, 1994, of our report dated January 26, 1996, appearing on page 8 of Mission West Properties' Annual Report on Form 10-K for the year ended November 30, 1995 relating to the consolidated financial statements included therein as filed with the Securities and Exchange Commission.




PRICE WATERHOUSE LLP

San Diego, California
February 12, 1997